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                                                                     Exhibit 4.7

                                                                  EXECUTION COPY


               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         Second Amended and Restated Stockholders Agreement (the "AGREEMENT") dated as of November ___, 2001 among (i) COLOR SPOT NURSERIES, INC., a Delaware corporation (the "COMPANY"), (ii) KCSN ACQUISITION COMPANY, L.P., a Delaware limited partnership ("KCSN"), (iii) HELLER EQUITY CAPITAL CORPORATION, a Delaware corporation ("HELLER"), (iv) MICHAEL F. VUKELICH, JERRY L. HALAMUDA and the other current or former members of management of the Company who have executed this Agreement or have otherwise agreed to be bound by the provisions hereof (the "MANAGEMENT STOCKHOLDERS") and (v) TCW Shared Opportunity Fund II, L.P., TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust and TCW/Crescent Mezzanine Investment Partners, L.P. (collectively, "TCW"), State Treasurer of the State of Michigan, Custodian of the Michigan Public Schools Employees' Retirement System, State Employees' Retirement System and Michigan State Police Retirement System ("Michigan") and Ares Leveraged Investment Fund, L.P. ("Ares," and together with TCW and Michigan, the "TCW Stockholders" and, together with KCSN, Heller and the Management Stockholders, the "STOCKHOLDERS").

         WHEREAS, certain of the Stockholders originally entered into a Stockholders Agreement effective as of December 31, 1996 (the "ORIGINAL STOCKHOLDERS AGREEMENT"); and

         WHEREAS, certain of the Stockholders and the Company entered into the First Amended and Restated Stockholders Agreement, dated as of November __, 1997 ("FIRST AMENDED STOCKHOLDERS AGREEMENT"); and

         WHEREAS, in accordance with Section 12 of the First Amended Stockholders Agreement, the Company, KCSN, Heller and the holders of a majority of the outstanding Management Stock have agreed to amend and restate the First Amended Stockholders Agreement pursuant to the terms hereof.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

         "AFFILIATE" of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise, and in the case of KCSN shall include any member of KCSN and in the case of the Company shall include any officer or director of the Company.

         "APPROVED STOCK PLAN" means, collectively, all contracts, plans or agreements which have been approved by the Company's Board of Directors (including the Company's 1997 Stock Option Plan) pursuant to which securities representing up to an aggregate of 15% of the

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Common Stock outstanding on a fully-diluted basis may be issued to employees, officers, directors, consultants or other service providers of the Company or its subsidiaries.

         "CAUSE" means (i) the commission by the Management Stockholder of theft or embezzlement of Company property or other acts of dishonesty or criminal conduct harmful in any significant respect to the business, property or reputation of the Company or the commission by the Management Stockholder of other acts harmful in any significant respect to the business, property or reputation of the Company; (ii) the commission by the Management Stockholder while an employee of the Company or its Affiliates of an act determined in good faith by the Company's Board of Directors to amount to gross, willful or wanton negligence of the Management Stockholder's duties under the terms of his or her employment; (iii) the refusal by the Management Stockholder while an employee of the Company or its Affiliates to perform, or substantial neglect of, the duties assigned to the Management Stockholder by the Company; (iv) any significant violation by the Management Stockholder of any statutory or common law duty of loyalty to the Company; or (v) a material breach by the Management Stockholder of his or her employment agreement (if any) with the Company. The determination of Cause shall be made in good faith by the Board of Directors after written notice to the Management Stockholder and, in the case of conduct described in clause (iii), (iv) or (v) above, a reasonable opportunity to cure such conduct.

         "COMMON STOCK" means, collectively, the Company's Common Stock, $.01 par value, and the Company's Nonvoting Common Stock, $.01 par value.

         "FAIR MARKET VALUE" as of any date means the per-share value of the Common Stock determined under the following formula: (i) the product of the amount of the Company's earnings before interest, taxes, depreciation and amortization (calculated for the 12-month period preceding the date of determination) multiplied by five, less (ii) all long-term debt (including, without limitation, the average outstanding amounts under any revolving credit facility of the Company for the 12 months preceding the date of determination), divided by (iii) the total number of the then-outstanding shares of Common Stock, determined as if all then-outstanding "in the money" options (whether or not vested), warrants and other rights exercisable, convertible or exchangeable into shares of Common Stock had been exercised, converted or exchanged (as the case may be) and all consideration payable in connection with such exercise, conversion or exchange had in fact been paid.

         "HELLER STOCK" means Stockholder Shares held by Heller and its transferees giving effect to the conversion of the Note held by such persons.

         "INDEPENDENT THIRD PARTY" means any person who does not own in excess of 10% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 10% owner of Common Stock.

         "INVESTOR STOCK" means Stockholder Shares held by KCSN, its Affiliates and their respective transferees.

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         "MANAGEMENT STOCK" means Stockholder Shares held by the Management
Stockholders and their respective Permitted Transferees, including without limitation all shares acquired pursuant to the exercise of Options.

         "NOTE" means the Company's 8.0% Convertible Subordinated Note originally issued to Heller Equity Capital Corporation.

         "OPTIONS" means options to purchase shares of Common Stock granted pursuant to the Company's 1997 Stock Option Plan.

         "OPTION STOCK" means Management Stock acquired upon exercise of Options granted pursuant to the Company's 1997 Stock Option Plan.

         "ORIGINAL COST" means a Management Stockholder's average original purchase price per share of Option Stock acquired from the Company and held by such Management Stockholder, as reflected in the records of the Company.

         "SALE OF THE COMPANY" means the acquisition of beneficial ownership of a majority or more of the outstanding voting securities of the Company by any person or "group" (as that term is used in Regulation 13D under the Securities Exchange Act of 1934) other than stockholders of the Company as of the date hereof and their respective Affiliates.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES A PREFERRED STOCK" means 13% Series A Cumulative Preferred Stock of the Company.

         "SERIES B PREFERRED STOCK" means the 13% Series B Cumulative Preferred Stock of the Company.

         "STOCKHOLDER SHARES" means (i) all shares of Common Stock held or deemed to be held by the Stockholders, including all shares of Common Stock acquired pursuant to exercise of Options or conversion of the Note, and (ii) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (x) pursuant to a registered public offering under the Securities Act, or (y) to the public pursuant to Rule 144 under the Securities Act or any successor provision.

         "TCW STOCK" means the Stockholders Shares held by the TCW Stockholders.

        "VESTED OPTIONS" means Options that are exercisable by the holder thereof on the date of determination.

         SECTION 2.        REPURCHASE ON TERMINATION OF EMPLOYMENT.

         (a) REPURCHASE OPTION. Upon the termination of a Management Stockholder's employment by the Company and its subsidiaries:

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                  (i) if such termination is for any reason other than for Cause
         (A) the Company may elect to repurchase all but not less than all of the Management Stock and Vested Options held by such Management Stockholder and its Permitted Transferees at a cash price per share equal to Fair Market Value (as of the date of termination) and, in the case of Vested Options, the excess of Fair Market Value (as of the date of termination) over the exercise price per share under such Options, and (B) all Options held by such Management Stockholder other than Vested Options shall be automatically cancelled; and

                  (ii) if such termination is for Cause (A) the Company may elect to repurchase all but not less than all of the Management Stock held by such Management Stockholder and its Permitted Transferees at a cash price per share equal to Fair Market Value (as of the date of termination) or, in the case of Option Stock, the lesser of Fair Market Value (as of the date of termination) or Original Cost, and (B) all Options held by such Management Stockholder (whether or not vested) shall be automatically cancelled.

         (b) REPURCHASE OBLIGATION. In the event of termination of a Management Stockholder's employment with the Company due to death or permanent disability (as determined in good faith by the Board of Directors), the Management Stockholder (or his estate or personal representative) may require the Company to repurchase all or any portion of the Management Stock (other than Option Stock) held by such Management Stockholder and his Permitted Transferees at a cash price per share equal to Fair Market Value as of the date of termination, which purchase price shall be payable in four equal annual installments on the date of closing of such repurchase and on the three succeeding anniversaries of such date. The portion of the purchase price not paid at closing will bear interest at the applicable federal rate for medium-term obligations, and will become due and payable upon consummation of the Company's initial public offering under the Securities Act or a Sale of the Company. Notwithstanding any other provision of this Section 2, the Company shall not be obligated to repurchase Management Stock pursuant to this Section 2(b) to the extent that such repurchase is not permitted pursuant to the terms of any of the Company's indebtedness for borrowed money or by applicable corporate law. In the event of a restriction on the purchase of Management Stock, the Company shall purchase the maximum amount of Management Stock that it is able to purchase consistent with such restriction and shall exercise reasonable commercial efforts (in no event to require the refinancing of the Company's indebtedness or the payment of money) to remove such restriction and, upon such removal, the Company shall purchase the balance of such Management Stock.

         (c) REPURCHASE PROCEDURE. The Company may exercise its option to purchase Management Stock and Vested Options pursuant to Section 2(a) by delivery to the Management Stockholder, within 30 days after the termination of such Management Stockholder's employment, of a written notice specifying the number of shares of Management Stock and/or Vested Options to be repurchased. The Management Stockholder (or his estate or personal representative) may exercise his option to require the Company to repurchase Management Stock pursuant to Section 2(b) by delivery to the Company, within 30 days after the termination of such Management Stockholder's employment, of a written notice specifying the number of shares of Management Stock to be repurchased. The closing of any repurchase of securities pursuant to this Section 2 shall take place not later than 90 days following the termination of the

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Management Stockholder's employment. The shares of Management Stock to be repurchased by the Company shall be satisfied (i) first, from the shares of Management Stock held by the Management Stockholder at the time of delivery of the Repurchase Notice and (ii) second, if the number of such shares is less than the number of shares to be repurchased by the Company, from the shares of Management Stock held by the Permitted Transferees of such Management Stockholder in such proportions as shall be determined by the Management Stockholder.

         SECTION 3.        RESTRICTIONS ON TRANSFER.

         (a) PROHIBITION ON TRANSFERS. No Management Stock may be sold, transferred, pledged or otherwise disposed of (including by gift) except in accordance with this Section 3. No Management Stock may be transferred without the prior written consent of the Company, which will not be unreasonably withheld.

         (b)      RIGHT OF FIRST REFUSAL.

                  (i) Not less than 30 days prior to any proposed transfer of Management Stock, the transferring Management Stockholder shall deliver to KCSN, the TCW Stockholders and the other Management Stockholders a written notice (the "OFFER NOTICE") specifying in reasonable detail the number of shares to be transferred, the identity of the transferee(s), the price (which shall be payable solely in cash) and the other terms and conditions of the proposed transfer. KCSN, the TCW Stockholders and the other Management Stockholders may elect to purchase all but not less than all of the Management Stock proposed to be transferred upon the terms and conditions specified in the Offer Notice by delivering to the transferring Management Stockholder a written notice of such election within the 20-day period following its receipt of the Offer Notice (the "ELECTION PERIOD"). Each electing Stockholder shall be entitled to purchase its pro rata share of the Management Stock covered by the Offer Notice (based on its percentage ownership of the Common Stock on a fully-diluted basis) and, in the event that less than all the Stockholders elect to purchase their pro rata shares, the remaining shares shall be reoffered to the electing Stockholders for a period of 10 days following the Election Period and shall be purchased by the electing Stockholders in proportion to the numbers of shares requested to be purchased by them in excess of their pro rata shares. The purchase of such shares by KCSN, the TCW Stockholders and/or the other Management Stockholders shall be consummated within 30 days following expiration of the Election Period.

                  (ii) In the event that KCSN, the TCW Stockholders and/or the other Management Stockholders do not elect to purchase the Management Stock described in the Offer Notice, during the 30-day period following expiration of the Election Period, the transferring Management Stockholder may transfer such Management Stock to the transferee(s) specified in the Offer Notice on terms no more favorable to such transferee(s) than those specified in the Offer Notice. Any shares of Management Stock not transferred within such 30-day period shall again be subject to Section 3(b)(i) in connection with any proposed transfer thereof.

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         (c) CERTAIN PERMITTED TRANSFERS. Sections 3(a) and 3(b) shall not apply to transfers of Management Stock (i) pursuant to Sections 5, 6 or 7 hereof, or
(ii) within a Management Stockholder's family group (including by will or pursuant to applicable laws of descent and distribution); provided that, in connection with any transfer pursuant to this clause (ii), each transferee (a "PERMITTED TRANSFEREE") agrees in writing to be bound by the provisions of this Agreement. Any shares of Management Stock transferred to a Permitted Transferee shall continue to be Management Stock for purposes of this Agreement. A Management Stockholder's "FAMILY GROUP" means such Management Stockholder's spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of such Management Stockholder, such Management Stockholder's spouse and/or such Management Stockholder's lineal descendants.

         SECTION 4.        ADDITIONAL RESTRICTIONS ON TRANSFER.

         (a) STOCK LEGEND. The certificates representing Stockholder Shares that have been issued prior to the date hereof shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, ____, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 31, 1996, AMONG COLOR SPOT NURSERIES, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

         The certificates representing Stockholder Shares that are issued on and after the date hereof shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, ____, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE SECOND AMENDED AND

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         RESTATED STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER __, 2001, AMONG
         COLOR SPOT NURSERIES, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

         (b) OPINION OF COUNSEL. No holder of Stockholder Shares may sell, transfer or dispose of any such stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company upon its request an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

         SECTION 5. SALE OF THE COMPANY. If the holders of a majority of the Investor Stock then outstanding approve the sale of the Company to an Independent Third Party, whether by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding Common Stock or otherwise (an "APPROVED SALE"), the Stockholders (other than the TCW Stockholders) shall consent to and raise no objections against such Approved Sale (including exercising any rights of appraisal) and shall take all necessary and desirable actions in their capacities as stockholders in connection with the consummation of such Approved Sale. If the Approved Sale is structured as a sale of stock, the Stockholders (other than the TCW Stockholders) shall agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the holders of a majority of the Investor Stock then outstanding. The obligations of the Stockholders (other than the TCW Stockholders) with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option. In connection with an Approved Sale, each holder of Vested Options or Notes may elect to exercise such Options or convert such Notes and participate in the Approved Sale as a holder of Common Stock or, in lieu of the exercise of Options, to receive in exchange for such Options the excess of the consideration per share of Common Stock receivable in such Approved Sale over the exercise price per share under such Options.

         SECTION 6. PARTICIPATION RIGHTS. Not less than 30 days prior to any proposed transfer of Common Stock by KCSN or any Affiliate of KCSN, such transferring Stockholder shall deliver to the other Stockholders a written notice (the "SALE NOTICE") specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed transfer. Each other Stockholder may elect to participate in the proposed transfer by delivering to the transferring Stockholder a written notice of such election within the 20-day period following delivery of the Sale Notice. If any Stockholders elect to participate in such transfer, the transferring Stockholder and each participating Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Common Stock then held by the transferring Stockholder or such participating Stockholder, as the case may be, by the aggregate percentage of Common Stock held by all participating holders of Common Stock, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. For purposes of this Section 6, each participating Stockholder shall be

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deemed to hold all shares of Common Stock acquirable pursuant to the exercise of
Vested Options or the conversion of Notes then held by such Stockholder. The participating Stockholders shall pay a pro rata portion of the transaction expenses associated with such transfer. This Section 6 shall not apply to transfers to Affiliates of KCSN (provided that such Affiliates shall continue to be bound by the terms hereof).

         SECTION 7.        REGISTRATION RIGHTS.

         (a) DEMAND REGISTRATION. At any time not less than 180 days after the consummation of the Company's initial public offering of Common Stock under the Securities Act, (i) the holders of a majority of the then-outstanding Investor Stock shall have the right to require the Company to effect up to four registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act,
(ii) the holders of a majority of the then-outstanding TCW Stock shall have the right to require the Company to effect up to two registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations of their Common Stock on Form S-2 or S-3 under the Securities Act and (iii) the holders of a majority of the then-outstanding Heller Stock shall have the right to require the Company to effect one registration of their Common Stock under the Securities Act on Form S-1 or, if available, on Form S-2 or S-3 (any such registration, a "DEMAND REGISTRATION"). Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder, and shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the delivery of the Company's notice, including shares covered by Vested Options or Notes to the extent that the Company receives appropriate assurances that such Options will be exercised or such Notes will be converted upon effectiveness of such registration. If other securities are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the number of securities to be included exceeds the number of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration all Stockholder Shares requested to be included therein prior to the inclusion of any securities that are not Stockholder Shares. If the number of Stockholder Shares requested to be included in such registration exceeds the number of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Stockholder Shares shall be included pro rata among the holders thereof based on the percentage of the outstanding Stockholder Shares held by each such Stockholder (assuming the exercise of all Vested Options and conversion of all Notes). The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of the holders of a majority of the Stockholder Shares to be included in such Demand Registration. If, as a result of inclusion of Stockholder Shares other than Investor Stock, TCW Stock or Heller Stock in any Demand Registration initiated by such holders, the holders of Investor Stock, TCW Stock or Heller Stock (as applicable) are unable to sell at least 80% of the Investor Stock, TCW Stock or Heller Stock requested to be included in such registration, such registration shall not count as one of the Demand Registrations afforded the holders of Investor Stock, TCW Stock or Heller Stock under this Section 7(a).

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         (b) COMPANY REGISTRATION. In the event that the Company proposes to register any Common Stock under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Stockholder Shares requested in writing to be included therein, including shares covered by Vested Options or Notes to the extent that the Company receives appropriate assurances that such Options will be exercised or such Notes will be converted upon effectiveness of such registration, subject to the limitations set forth in this Section 7(b). If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares requested to be included therein exceeds the number of shares that can be sold in such offering, any shares to be sold by the Company or pursuant to a demand registration under the Warrant Agreement dated as of December 24, 1997 in such offering shall have priority over any Stockholder Shares, and the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the numbers of shares of Common Stock held by such Stockholder (assuming the exercise of all Vested Options and conversion of all Notes) and all other holders of the Company's securities exercising similar registration rights.

         (c) COSTS OF REGISTRATION. The Company shall bear the costs of each registration in which Stockholders participate pursuant to this Section 7, including the reasonable fees and expenses of one counsel for the selling Stockholders (to be selected by the holders of a majority of the Stockholder Shares to be included in such registration) but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the participating Stockholder and the Company shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Stockholder shall be required to incur indemnification obligations (whether several or joint and several) which is in excess of the net proceeds received by such Stockholder pursuant to such registration or relates to information not supplied by such Stockholder for inclusion in the registration statement.

         (d) INITIAL PUBLIC OFFERING. Notwithstanding any other provision of this Section 7, (i) the Company shall not be required to include Stockholder Shares in a registration that relates to the Company's initial public offering of Common Stock if no Investor Stock is sold in such offering, and (ii) the Company shall not be required to include in any registration pursuant to this
Section 7 any Stockholder Shares (other than any Investor Stock, Heller Stock or TCW Stockholders in the case of a Demand Registration) that are then eligible for transfer pursuant to Rule 144 under the Securities Act or may otherwise be freely transferred without registration under the Securities Act.

         SECTION 8. PREEMPTIVE RIGHTS. If the Company or any subsidiary of the Company proposes to issue any shares of capital stock or other equity securities (other than (i) issuances by a subsidiary of the Company to the Company, (ii) issuances to persons that are not Affiliates of the Company, (iii) issuances to a third party lender in connection with a debt financing from such lender, (iv) issuances pursuant to the Approved Stock Plan, (v) issuances of Common Stock upon

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the exercise or conversion of options, warrants or convertible securities that were originally issued to non-Affiliates or pursuant to the Approved Stock Plan or (vi) issuances, if any, of Common Stock (or warrants or other rights to acquire the same or upon the exercise of any such warrants or rights), of up to an aggregate of 49% of the Company's Common Stock (on a fully diluted basis) to any holder of the Company's Series A Preferred Stock in consideration for any amendment to the Series A Preferred Stock Certificate of Designation or in consideration for such holder's agreement to participate in the Company's senior credit facility as contemplated and provided for in the Letter Agreements dated the date hereof among the Company, KCSN, TCW and Ares), each Stockholder shall have the right of first refusal to purchase a portion of such securities equal to such Stockholder's percentage interest in the Common Stock on a fully-diluted basis (giving effect to the exercise of all Vested Options and the conversion of all outstanding Notes) immediately prior to such issuance. The Company shall give each Stockholder at least 30 days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Stockholder the opportunity to purchase such securities at the same price, on the same terms, and at the same time as the securities are proposed to be issued by the Company; provided, however, that if such securities are to be sold for non-cash consideration, the Board of Directors shall make a good faith determination of the fair value of such non-cash consideration and the Stockholders shall be entitled to pay such value in cash. A Stockholder may exercise its right of first refusal by delivery of an irrevocable written notice to the Company not more than 20 days after delivery of the Company's notice. The obligation of the Stockholders exercising their rights pursuant to this Section 8 to purchase and pay for securities shall be conditioned upon the consummation of the proposed issuance by the Company.

         SECTION 9.        CORPORATE GOVERNANCE.

         (a) BOARD OF DIRECTORS. Each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the Company shall have a Board of Directors comprised of no more than nine members (or such greater number of members as may be required to enable the holders of the Company's Series B Preferred Stock to elect the number of directors to which they are entitled pursuant to the Series B Certificate of Designation);

                  (ii) the following persons shall be elected to the Board of
         Directors:

                           (A) Michael F. Vukelich, for so long as he holds
                  Common Stock representing 1% of the outstanding Common Stock ;

                           (B) The President of the Company;

                           (C) Four representatives designated by KCSN;

                           (D) One independent director reasonably acceptable to
                  KCSN (initially Gary E. Mariani);

                           (E) One representative designated by a majority of
                  the holders of the Series A Preferred Stock; and

                           (F) One representative designated by the holders of a
                  majority of the Series B Preferred Stock (or such greater number of representatives as such holders may be entitled to designate pursuant to the Series B Certificate of Designation).

                  (iii) in the case of clauses (ii)(C), (D), (E) and (F), in the event that any director for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by the Stockholders entitled to designate such director as provided in this Section 9 and not by a vote of the Stockholders generally; and

                  (iv) if the Stockholders fail to designate a representative to fill a directorship pursuant to the terms of this Section 9, such directorship shall remain vacant until filled by the Stockholders entitled to designate such director.

         (b) OBSERVER RIGHTS. Prior to the Company's initial public offering under the Securities Act, so long as Heller holds any Notes or Common Stock representing 2% or more of the then-outstanding Common Stock, Heller shall be entitled to designate a non-voting observer to attend all meetings of the Board of Directors either in person, by telephone or by teleconference (if available). The reasonable travel expenses of such observer incurred in attending meetings shall be reimbursed by the Company to the same extent that expenses of directors are reimbursed. In the event that Heller is entitled to observation rights pursuant to this Section 9(b), the Company shall give Heller copies of all notices of meetings of the Board of Directors, all actions to be taken by unanimous written consent and all other written materials provided to members of the Board in their capacities as directors concurrently with delivery of such materials to members of the Board. Notwithstanding the foregoing, the Company may exclude Heller's observer from any meeting of the Board (or portion thereof) or restrict access to any materials if the Company believes upon the advice of counsel that such exclusion or restriction is necessary to preserve the Company's attorney-client privilege. In no event shall Heller's representative be deemed a member of the Board for any purpose or be charged with any of the duties or obligations (fiduciary or otherwise) imposed upon members of the Board.

         (c) INCONSISTENT PROVISIONS. To the extent that any provision of the Company's Certificate of Incorporation or by-laws is inconsistent with the provisions of this Agreement, the Stockholders agree to take all actions necessary to effect such amendments to the Certificate of Incorporation or by-laws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

         SECTION 10. ASSIGNMENT OF RIGHTS; REPRESENTATIONS ON SALE. The Company may assign to one or more third parties its right to repurchase shares of Management Stock pursuant to Section 2, subject only to compliance with applicable securities laws. The purchasers of

Management Stock pursuant to Sections 2 and 3 shall be entitled to receive customary representations and warranties from the seller regarding the seller's good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Management Stock.

         SECTION 11. TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Stockholder Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         SECTION 12. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company, KCSN, Heller, the TCW Stockholders or the Management Stockholders unless such amendment or waiver is approved in writing by the Company, KCSN, Heller, the holders of at least a majority of the TCW Stock, or the holders of at least a majority of the then-outstanding Management Stock, as the case may be. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

         SECTION 13. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 14. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, KCSN, Heller, the TCW Stockholders and their respective successors and transferees, and by the Management Stockholders and their Permitted Transferees, in each case so long as such persons hold Stockholder Shares.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 17. REMEDIES. The Company, KCSN, Heller, the TCW Stockholders and the Management Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, KCSN, Heller, any TCW Stockholder or any Management Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any legal proceedings seeking to enforce any rights or obligations under this Agreement, the prevailing party shall be entitled to recover its attorneys fees and costs in connection with such proceeding from the non-prevailing party.

         SECTION 18. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by telecopy (confirmed in writing) or sent by reputable overnight courier service for next-day delivery (charges prepaid) to the Company, KCSN, Heller or the TCW Stockholders at their respective addresses set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Management Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, on the date of transmission if sent by confirmed telecopy (or on the next business day if transmission is not made on a business day) or on the next business day after deposit with a reputable overnight courier service.

         The Company's address is:

                           Color Spot Nurseries, Inc.
                           3478 Buskirk Avenue
                           Suite 260
                           Pleasant Hill, California 94523
                           (925) 935-0799 (telecopier)
                           (925) 934-4443 (telephone)
                           Attention: President

                  With copies to:

                           Brownstein Hyatt & Farber, P.C.
                           410 17th Street - Suite 2200
                           Denver, Colorado 80202
                           (303) 223-1111 (telecopier)
                           (303) 223-1100 (telephone)
                           Attention: Steven S. Siegel, Esq.

                  KCSN's address is:

                           c/o Kohlberg & Co., L.L.C.
                           111 Radio Circle
                           Mt. Kisco, NY  10549
                           Attention:  Samuel P. Frieder
                           Telecopy:  (914) 244-3985

                  Heller's address is:

                           Heller Equity Capital Corporation
                           500 West Monroe Street
                           Chicago, IL 60661
                           Attention:  Charles Brissman, Esq.
                           Telecopy:  (312) 441-7208

                  the TCW Stockholders' addresses are:

                           TCW Shared Opportunity Fund II, L.P.
                           TCW/Crescent Mezzanine Partners, L.P
                           TCW/Crescent Mezzanine Trust
                           TCW/Crescent Mezzanine Investment Partners, L.P. 111000 Santa Monica Blvd.
                           Suite 2000
                           Los Angeles, CA 90025
                           Attention:_______________________________
                           Telecopy: (310) 235-5967


                           State Treasurer of the State of Michigan
                           c/o TWC
                           111000 Santa Monica Blvd.
                           Suite 2000
                           Los Angeles, CA 90025
                           Attention:_______________________________
                           Telecopy: (310) 235-5967


                           Ares Leveraged Investment Fund, L.P.
                           1999 Avenue of the Stars
                           Suite 1900
                           Los Angeles, CA 90048
                           Attention: Jeff Serota
                           Telecopy: (310) 201-4157


         SECTION 19. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of California.

         SECTION 20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         SECTION 21. SPOUSAL CONSENT. By his or her signature on this Agreement, each spouse of a Management Stockholder agrees to be bound by the provisions hereof to the extent of such spouse's interest in any Stockholder Shares and further agrees (i) in the event of the death of such spouse, the surviving Management Stockholder shall succeed to such deceased spouse's interest in the Stockholder Shares held by such Management Stockholder on the date of death, (ii) in the event of separation or dissolution of marriage, the Management Stockholder shall have the right to purchase the spouse's interest in the Stockholder Shares held by such Management Stockholder at Fair Market Value (as defined in Section 1), and (iii) any decree of divorce or dissolution of marriage, separate maintenance agreement or property settlement between any Management Stockholder and his or her spouse shall include a provision granting such Management Stockholder such spouse's entire interest in the Stockholder Shares held by such Management Stockholder as part of the division of the community property or separate property of the marriage.

         SECTION 22. PRIOR AGREEMENTS. All prior stockholders' agreements between the Company, Heller and the Management Stockholders are hereby terminated and shall be of no further force and effect.

         SECTION 23. TERMINATION; SURVIVAL. This Agreement (other than Sections 5, 7 and 9 hereof) shall terminate and be of no further force and effect upon consummation of the Company's initial public offering of Common Stock under the Securities Act. This Agreement shall terminate in its entirety on the tenth anniversary of the date hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     COLOR SPOT NURSERIES, INC.


                                     By:      __________________________________
                                     Name:
                                     Title:


                                     KCSN ACQUISITION COMPANY, L.P.

                                     By KCSN Management Company, L.P.
                                        Its General Partner

                                        By KCSN G.P., Inc.
                                           Its General Partner



                                     By:_______________________________________
                                          John Eastburn
                                          Vice President

                                     HELLER EQUITY CAPITAL CORPORATION


                                     By:      __________________________________
                                     Name:
                                     Title:



                                     TCW SHARED OPPORTUNITY FUND II, L.P.

                                     By:      TCW Investment Management Company,
                                              Its Investment Manager


                                     By:________________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                     TCW/CRESCENT MEZZANINE PARTNERS, L.P
                                     TCW/CRESCENT MEZZANINE TRUST
                                     TCW/CRESCENT MEZZANINE INVESTMENT
                                              PARTNERS, L.P.

                                     By:      TCW/Crescent Mezzanine, L.L.C.
                                              Its Investment Manager


                                     By:________________________________________
                                              Name:_____________________________
                                              Title:____________________________


                                     STATE TREASURER OF THE STATE OF
                                     MICHIGAN, CUSTODIAN OF THE MICHIGAN
                                     PUBLIC SCHOOLS EMPLOYEES'
                                     RETIREMENT SYSTEM, STATE EMPLOYEES'
                                     RETIREMENT SYSTEM AND MICHIGAN
                                     STATE POLICE RETIREMENT SYSTEM


                                     By:________________________________________
                                              Name:_____________________________
                                              Title:____________________________


                                     ARES LEVERAGED INVESTMENT FUND, L.P.


                                     By:________________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                     MANAGEMENT STOCKHOLDERS:


                                     ------------------------------------------
                                     Michael F. Vukelich

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Jerry Halamuda

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Gary E. Mariani

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Gene Malcolm

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Steven J. Bookspan

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Michael T. Neenan

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Robert F. Strange

                                              Spouse:
                                                     --------------------------

                                     ------------------------------------------
                                     Jim Tsurudome

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Dick George

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Gary Crook

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Dave Grimshaw

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     John Negrete

                                              Spouse:
                                                     --------------------------


                                     ------------------------------------------
                                     Dennis Behan

                                              Spouse:
                                                     --------------------------